     As filed with the Securities and Exchange Commission on October 4, 1999
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                              NEOMAGIC CORPORATION
             (Exact name of registrant as specified in its charter)

       DELAWARE                                      77-0344424
(State of incorporation)                   (I.R.S. Employer Identification No.)

                                 3260 Jay Street
                              Santa Clara, CA 95054
          (Address, including zip code, of principal executive offices)

                           ---------------------------

                       1998 NONSTATUTORY STOCK OPTION PLAN
                           (Full Titles of the Plans)

                           ---------------------------

                                 Prakash Agarwal
                      President and Chief Executive Officer
                              NEOMAGIC CORPORATION
                                 3260 Jay street
                              Santa Clara, CA 95054
                     (Name and address of agent for service)
                                 (408) 988-7020
          (Telephone number, including area code, of agent for service)

                            --------------------------
                                    Copy to:

                          ARTHUR F. SCHNEIDERMAN, ESQ.
                            MICHAEL J. DANAHER, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304

                         CALCULATION OF REGISTRATION FEE


=====================================================================================================================
               TITLE OF                       AMOUNT             PROPOSED            PROPOSED            AMOUNT OF
             SECURITIES TO                     TO BE         MAXIMUM OFFERING    MAXIMUM AGGREGATE     REGISTRATION
             BE REGISTERED                  REGISTERED        PRICE PER SHARE     OFFERING PRICE            FEE
=====================================================================================================================
Additional Common Stock, $0.001 par          2,500,000            $7.80 (1)       $ 19,500,000  (2)       $5,421
value, reserved for issuance upon
exercise of options granted under 1998
Nonstatutory Stock Option Plan
=====================================================================================================================
Total                                        2,500,000                            $ 19,500,000  (2)       $5,421
=====================================================================================================================

(1) The estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price of the Registrant's stock as reported in the Nasdaq National Market on September 29, 1999, which average was $ 7.80.
(2) The Proposed Maximum Aggregate Offering Price was estimated pursuant to Rule 457(h) under the Securities Act based on the proposed maximum offering price per share as described in note 1.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents and information which have been filed with the Securities and Exchange Commission:

     (a) The audited financial statements for the Registrant's fiscal year ended January 31, 1999, contained in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 30, 1999 pursuant to Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1999, filed with the Securities and Exchange Commission on May 28, 1999 pursuant to the Exchange Act.

     (c) The Registrant's definitive Proxy Statement dated May 6, 1999 filed in connection with the Registrant's 1999 Annual Meeting of Stockholders.

     (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended July 31, 1999, filed with the Securities and Exchange Commission on September 14, 1999 pursuant to the Exchange Act.

     (e) The description of the Registrant's Common Stock to be offered hereby is contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 17, 1997 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Restated Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law. The Registrant has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms. The Registrant believes that these agreements are necessary to attract and retain qualified persons as directors and officers, and the Registrant has obtained directors' and officers' insurance.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, against expenses actually and reasonable incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.


     EXHIBIT NUMBER
     --------------
                4.1*        Form of Registrant's Common Stock Certificate
                4.2*        Amended and Restated Certificate of Incorporation
                4.3*        Bylaws
                4.4         1998 Nonstatutory Stock Option Plan
                5.1         Opinion of Wilson Sonsini Goodrich & Rosati,
                            P.C., as to legality of securities being
                            registered
               23.1         Consent of Ernst & Young LLP, Independent Auditors

               23.2         Consent of Wilson Sonsini Goodrich & Rosati, P.C.
                            (contained in Exhibit 5.1)
               24.1         Power of Attorney (see Page II-3)


---------------
* Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (Commission File Number 333-20031) in the form declared effective on March 13, 1997.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on October 4, 1999.

                                     NEOMAGIC CORPORATION

                               By:   /s/ Merle Mcclendon
                                     ------------------------------------------
                                     Merle McClendon, Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Prakash Agarwal and Merle McClendon and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his or her substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                           TITLE                            DATE
          ---------                           -----                            ----
      /s/Kamran Elahian                Chairman of the Board            September 24, 1999
     --------------------                    Director
        Kamran Elahian

      /s/Prakash Agarwal         President, Chief Executive Officer     September 24, 1999
     --------------------                  and Director
       Prakash Agarwal             (Principal Executive Officer)

      /s/Merle McClendon              Chief Financial Officer           September 24, 1999
     --------------------       (Principal Financial and Accounting
       Merle McClendon                       Officer)

        /s/James Lally                       Director                   September 24, 1999
     --------------------
         James Lally

      /s/Brian Dougherty                     Director                   September 24, 1999
     --------------------
       Brian Dougherty

       /s/ Klaus Wiemer                      Director                   September 24, 1999
     --------------------
         Klaus Wiemer


                              NEOMAGIC CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS


      Exhibit
      Number                         Exhibit
----------------  --------------------------------------------------------------
            4.1*     Form of Registrant's Common Stock Certificate
            4.2*     Amended and Restated Certificate of Incorporation
            4.3*     Bylaws
            4.4      1998 Nonstatutory Stock Option Plan
            5.1      Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to
                     legality of securities being registered 23.1 Consent
                     of Ernst & Young LLP, Independent Auditors
           23.2      Consent of Wilson Sonsini Goodrich & Rosati, P.C.
                     (contained in Exhibit 5.1)
           24.1      Power of Attorney (see page II-3)


---------------
* Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (Commission File Number 333-20031) in the form declared effective on March 13, 1997.